Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms F-3 (File Nos. 333-265170 and 333-267646) and Forms S-8 (File Nos.333-255511, 333-265169 and 333-270416) of Innoviz Technologies Ltd. of our report dated March 12, 2024 relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Tel Aviv, Israel	Certified Public Accountants (Isr.)
March 12, 2024	A member firm of PricewaterhouseCoopers International Limited